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                                                                 Exhibit (e) (1)

                             DISTRIBUTION AGREEMENT

         Each Massachusetts business trust listed in Appendix 1 hereto (as the same may from time to time be amended to add one or more additional investment companies advised by an affiliate of Columbia Management Group, Inc. or to delete one or more of such trusts), each of such trusts acting severally on its own behalf and not jointly with any of such other trusts (each of such trusts being hereinafter referred to as the "Trust"), and Liberty Funds Distributor, Inc. ("LFDI"), a Massachusetts corporation, agree effective July 22, 2002:

         1.   APPOINTMENT OF LFDI.

         Each Trust may offer an unlimited number of separate investment series ("Funds"), each of which may have multiple classes of shares ("Shares"). Each Trust appoints LFDI as the principal underwriter and distributor of Shares of the Funds designated in Appendix 1 as it may be amended from time to time (which appointment shall be exclusive except as otherwise provided in this Agreement).

         2.   SALE OF SHARES.

         a. LFDI's Right to Purchase Shares From the Fund. LFDI, acting as principal for its own account and not as agent for each Trust, shall have the right to purchase Shares and shall sell Shares in accordance with each Fund's prospectus on a "best efforts" basis. LFDI shall purchase Shares, at a price equal to the net asset value, only as needed to fill orders. Except as set forth in Paragraph 5 below, LFDI will receive all sales charges. LFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased. LFDI will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others with respect to the offering of Shares to the public. LFDI shall not utilize any materials in connection with the sale or offering of Shares except the Trust's then current prospectus(es) and statement(s) of additional information and such other materials as the Trust shall provide or approve.

         b. Appointment of Agent for Certain Sales of Shares at Net Asset Value. The Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for Shares of the Funds (including any Shares of the Funds on which a front-end sales charge is imposed) at net asset value in each case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

         c. Refusal to Sell Shares; Direct Issue of Shares. The Trust may at any time (i) refuse to sell Shares hereunder, or (ii) issue Shares directly to shareholders as a stock split or dividend.

         3.   REDEMPTION OF SHARES.

         The Trust will redeem in accordance with each Fund's prospectus all Shares tendered by LFDI pursuant to shareholder redemption requests. LFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.
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         4.   COMPLIANCE.

         LFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies each Trust for any damage or expense from unlawful acts by LFDI and persons acting under its direction or authority. In furtherance of and not in limitation of the foregoing, LFDI agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933 as amended (the "1933 Act"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, which claims, demands, liabilities and expenses shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by LFDI to the Trust or its counsel expressly for use in the answers to any of the items of the Trust's registration statement on Form N-1A or in the corresponding statements made in the Trust's prospectuses or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by LFDI to the Trust or its counsel and required to be stated in such answers or necessary to make such information not misleading. LFDI's indemnification agreement contained in this Paragraph 4 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or its officers or trustees, and shall survive the delivery of any Shares and the termination of this Agreement. LFDI agrees to promptly notify the Trust of the commencement of any litigation or proceeding against LFDI or any of its officers, directors or controlling persons in connection with the issuance or sale of any of the Shares.

         5.   EXPENSES.

         Each Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;
         b.   shareholder meetings and proxy solicitation;
         c.   Share certificates;
         d.   communications to shareholders; and
         e.   taxes payable upon the issuance of Shares to LFDI.

         In connection with the distribution of shares of the Funds, LFDI will be entitled to receive (a) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Trust and LFDI with respect to a Fund or any particular class of Shares of a Fund, (b) any contingent deferred sales charges applicable to the redemption of Shares of a Fund or of any particular class of Shares of a Fund, determined in the manner set forth in the then current prospectus and statement of additional information of that Fund, and (c) any applicable front-end sales charges applicable to the sale of Shares of a Fund or of any particular class of Shares of a Fund, less any applicable dealer discount determined in the manner set forth in the then current prospectus and statement of additional information of that Fund. LFDI agrees to be responsible for implementing and operating any Distribution Plan in accordance with the terms of such plan.

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         If any Shares sold by the Trust on which a front-end sales charge is imposed are redeemed or repurchased by the Trust or by LFDI as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of such Shares, LFDI shall forfeit the amount above the net asset value received by LFDI in respect of such Shares, provided that the portion, if any, of such amount re-allowed by LFDI to broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by LFDI from the broker-dealer or other person involved. LFDI shall include in each selling agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to such Shares sold by them or their principals and redeemed or repurchased by the Trust or by LFDI as agent (or tendered for redemption) within seven business days after the date of confirmation of such purchases.

         LFDI may assign or sell to a third party (a "Financing Entity") all or part of (i) the contingent deferred sales charges on any Shares that LFDI is entitled to receive under this Agreement, and (ii) the payments which LFDI is entitled to receive from the Trust under any Distribution Plan with respect to such Shares. LFDI's right to a contingent deferred sales charge on such Shares and to payments under any Distribution Plan with respect to such Shares, if assigned or sold to a Financing Entity, shall continue after termination of this Agreement.

         LFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

         6.   CONTINUATION, AMENDMENT OR TERMINATION.

         a. This Agreement (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust, and (c) may be amended at any time by written agreement of the parties, each in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act").

         b. This Agreement (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days written notice without penalty by a vote of the Trustees of the Trust or by LFDI or otherwise in accordance with the 1940 Act and will terminate immediately in the event of assignment (as defined under the 1940 Act). Except as set forth in Paragraph 4 above, upon termination, the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

         7.   LIMITATION OF LIABILITY.

         Except as set forth in Paragraph 4 above, LFDI shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of LFDI's obligations and duties under this Agreement, except a loss resulting from LFDI's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

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         8.   CONFIDENTIALITY.

         LFDI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where LFDI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         9.   GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        10.   DECLARATION OF TRUST.

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of the instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Trust.


Agreed:


THE TRUSTS LISTED ON APPENDIX 1


By:/s/ John T. O'Neill
   ----------------------------------------
     John T. O'Neill, President


LIBERTY FUNDS DISTRIBUTOR, INC.


By:/s/ James Tambone
   ----------------------------------------
     James Tambone, Chief Executive Officer

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                      APPENDIX 1 TO DISTRIBUTION AGREEMENT

TRUST                                                         FUNDS
-----                                                         -----
The Galaxy Fund                                  Galaxy Money Market Fund
                                                 Galaxy Government Money Market Fund
                                                 Galaxy U.S. Treasury Money Market Fund
                                                 Galaxy Tax-Exempt Money Market Fund
                                                 Galaxy Connecticut Municipal Money Market Fund
                                                 Galaxy Massachusetts Municipal Money Market Fund
                                                 Galaxy New York Municipal Money Market Fund
                                                 Galaxy Institutional Money Market Fund
                                                 Galaxy Institutional Government Money Market Fund
                                                 Galaxy Institutional Treasury Money Market Fund
                                                 Galaxy Prime Reserves
                                                 Galaxy Government Reserves
                                                 Galaxy Tax-Exempt Reserves
                                                 Galaxy Short-Term Bond Fund
                                                 Galaxy Intermediate Government Income Fund
                                                 Galaxy High Quality Bond Fund
                                                 Galaxy Corporate Bond Fund
                                                 Galaxy Tax-Exempt Bond Fund
                                                 Galaxy Intermediate Tax-Exempt Bond Fund
                                                 Galaxy Connecticut Municipal Bond Fund
                                                 Galaxy Connecticut Intermediate Municipal Bond Fund
                                                 Galaxy Florida Municipal Bond Fund
                                                 Galaxy Massachusetts Municipal Bond Fund
                                                 Galaxy Massachusetts Intermediate Municipal Bond Fund
                                                 Galaxy New Jersey Municipal Bond Fund
                                                 Galaxy New York Municipal Bond Fund
                                                 Galaxy Pennsylvania Municipal Bond Fund
                                                 Galaxy Rhode Island Municipal Bond Fund
                                                 Galaxy Asset Allocation Fund
                                                 Galaxy Equity Value Fund
                                                 Galaxy Equity Growth Fund
                                                 Galaxy Growth Fund II
                                                 Galaxy Equity Income Fund
                                                 Galaxy Growth and Income Fund
                                                 Galaxy International Equity Fund
                                                 Galaxy Small Company Equity Fund
                                                 Galaxy Small Cap Value Fund
                                                 Galaxy Strategic Equity Fund
                                                 Galaxy Large Cap Growth Fund
                                                 Galaxy Large Cap Value Fund

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
TRUST                                                         FUNDS
-----                                                         -----
The Galaxy VIP Fund                              Galaxy VIP Money Market
                                                 Galaxy VIP Equity Fund
                                                 Galaxy VIP Growth and Income Fund
                                                 Galaxy VIP Small Company Growth Fund
                                                 Galaxy VIP Columbia Real Estate Equity Fund II
                                                 Galaxy VIP Asset Allocation Fund
                                                 Galaxy VIP High Quality Bond Fund
                                                 Galaxy VIP Columbia High Yield Fund II

Galaxy Fund II                                   Galaxy II Large Company Index Fund
                                                 Galaxy II Small Company Index Fund
                                                 Galaxy II Utility Index Fund
                                                 Galaxy II U.S. Treasury Index Fund
                                                 Galaxy II Municipal Bond Fund

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